Exhibit 99.2
Clear Channel Announces Extension of the Early Participation Dates in its Subsidiary’s
Tender Offers for Senior Notes
San Antonio, TX, December 9, 2008. Clear Channel Communications, Inc. announced today that its indirect wholly-owned subsidiary, CC Finco, LLC (“CC Finco”), has extended the early participation date for each of CC Finco’s previously announced Tender Offers (as defined below) from 5:00 p.m., New York City time, on December 8, 2008 to 8:00 a.m., New York City time, on December 23, 2008 (the “Early Participation Date”). On November 24, 2008, CC Finco commenced (i) a cash tender offer for Clear Channel’s outstanding 6.25% Senior Notes due 2011 (CUSIP No. 184502AY8) and Clear Channel’s outstanding 4.40% Senior Notes due 2011 (CUSIP No. 184502AR3), and (ii) a cash tender offer for Clear Channel’s outstanding 5.00% Senior Notes due 2012 (CUSIP No. 184502AU6) and Clear Channel’s outstanding 5.75% Senior Notes due 2013 (CUSIP No. 184502AP7) (collectively, the “Tender Offers”). The notes subject to the Tender Offers are referred to herein collectively as the “Notes.”
Holders of the Notes who validly tender their Notes at or prior to the Early Participation Date will be eligible to receive the tender offer consideration applicable to such Notes plus the early participation payment of $10 per $1,000 principal amount of Notes, in addition to accrued and unpaid interest on such Notes up to, but not including, the settlement date.
The withdrawal date relating to each of the Tender Offers occurred at 5:00 p.m., New York City time, on December 8, 2008. Notes previously tendered and Notes that are tendered after the date hereof may not be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by CC Finco). Each of the Tender Offers will expire at 8:00 a.m., New York City time, on December 23, 2008, unless terminated or extended.
CC Finco has retained Citi to act as the dealer manager for each of the Tender Offers. Global Bondholder Services Corporation is the information agent and depositary for each of the Tender Offers. Questions regarding the Tender Offers should be directed to Citi at (800) 558-3745 (toll-free) or (212) 723-6106 (collect). Requests for documentation should be directed to Global Bondholder Services Corporation at (212) 430-3774 (for banks and brokers only) or (866) 873-7700 (for all others toll-free).
This announcement is not an offer to purchase or a solicitation of an offer to purchase with respect to the Notes. The Tender Offers are being made solely pursuant to the applicable offer to purchase and related documents. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offers to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of CC Finco by the dealer manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
Clear Channel Communications, Inc., headquartered in San Antonio, Texas, is a global leader in the out-of-home advertising industry with radio stations and outdoor displays in various countries around the world. CC Finco, LLC, headquartered in San Antonio, Texas, is a newly-formed, indirect wholly-owned subsidiary of Clear Channel.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on current Clear Channel and CC Finco management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Clear Channel’s or CC Finco’s ability to control or predict. Neither Clear Channel nor CC Finco undertakes any obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Contact
Clear Channel Communications, Inc.
Investor Relations Department, 210-822-2828